UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2006

Commission File No. 000-51342

CHARTWELL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	95-3979080 (I.R.S. Employer Identification No.)

177 Madison Avenue, 2nd Floor

Morristown, New Jersey 07960

(Address and telephone number of principal executive offices) (Zip Code)

(973) 400-7010

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On November 29, 2006, Chartwell International, Inc. (the “Company”) entered into its standard Note Purchase Agreement with certain foreign accredited investors (“Holders”) and issued convertible promissory notes in the aggregate principal amount of $250,000 (the "Notes") as part of the Company’s November 2006 private placement (the “Financing”). The Notes were issued by the Company in reliance on Regulation S of the Securities Act of 1933 (the “Act”), as amended.

The Notes are convertible, at the option of the Holders and upon prior written notice to the Company at any time prior to May 23, 2012 (the “Repayment Date”), into shares of common stock of the Company at $3.00 per share. Additionally, the Notes bear an annual interest rate of 7.75%, which together with any unpaid principal balance, will be payable on or before the Repayment Date, except that no payment will be required to the extent that such principal and interest are or have been paid or converted. At any time prior to the Repayment Date and upon seven (7) days prior written notice, the Company may prepay all or a portion of the amounts due under the Notes in full accord and satisfaction of the Company’s obligations thereunder.

In the event of a consolidation, merger, reorganization or sale of securities representing more than 50% of the voting power of the Company (a “Liquidation Event”), the Holder shall be entitled to receive the stock or other securities or property to which the Holder would have been entitled if the Holder had converted the Note immediately prior to the Liquidation Event. The number and character of shares of common stock issuable upon conversion of the Notes are subject to adjustment to proportionately reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event. The Notes provide that they are subordinated to senior indebtedness, and Holders may declare the entire unpaid principal and accrued interest immediately due and payable in the event that the Company defaults on its payment obligations. Further, the Holders and the Company each made customary representations and warranties.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Financing, the Company sold an aggregate of 120,000 shares of restricted common stock (the “Shares”), par value $0.001 per share, at a purchase price of $2.50 per share for an aggregate sale price of $300,000 to certain foreign accredited investors (“Investors”). The Shares were issued by the Company in reliance on Regulation S of the Act.

The Investors entered into the Company’s standard Securities Purchase Agreement (the “Agreement”), which includes customary representation and warranty, and indemnification provisions. The Agreement further provides that after the Company’s fiscal year and audit, the Company shall prepare and file with the Securities and Exchange Commission, a registration statement on a form suitable for registration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTWELL INTERNATIONAL, INC., a Nevada Corporation
Dated: December 1, 2006	/s/ Paul Biberkraut Paul Biberkraut, Chief Financial and Administrative Officer